UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BRILLIANT ACQUISITION CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

BRILLIANT ACQUISITION CORPORATION
99 Dan Ba Road, C-9, Putuo District
Shanghai, Peoples Republic of China

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

On April 5, 2023, Brilliant Acquisition Corporation (the “Company,” “we,” “our” or “us”) filed with the Securities and Exchange Commission a definitive proxy statement for the Special Meeting of Shareholders to be held on April 17, 2023 at 10:00 a.m. ET (the “Definitive Proxy Statement”). The Company is filing these definitive additional proxy materials on April 13, 2023, to disclose that the chairman intends to adjourn the meeting to April 20, 2023 at 10:00 a.m. EST, and to extend the date by which public shareholders may submit redemption requests for their public ordinary shares to 5:00 p.m. ET on April 18, 2023 (two business days before the Special Meeting).

Except as amended and supplemented above, all other information in the Definitive Proxy Statement remains unchanged. The updated disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.